Exhibit 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D and any amendment thereto with respect to the ordinary shares beneficially owned by each of them of Tritium DCFC Limited. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13D or any amendment thereto.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 3rd day of March, 2023.

DECARBONIZATION PLUS ACQUISITION SPONSOR II LLC

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

DECARBONIZATION PLUS ACQUISITION SPONSOR MANAGER II, LLC

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Managing Director

RIVERSTONE HOLDINGS LLC

By:	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Authorized Person

/s/ Peter Haskopoulos, attorney-in-fact
David M. Leuschen

/s/ Peter Haskopoulos, attorney-in-fact
Pierre F. Lapeyre, Jr.